EXHIBIT 21   Subsidiaries of the Registrant

The following table sets forth information with respect to the subsidiaries of Ampal, their respective states of organization and the percentage of voting securities owned as of December 31, 1993:
                                                                Percentage
                                                             Voting Securities
     Name of               Relationship         State of          Owned by
     Company                 to Ampal         Organization    Immediate Parent
     -------               ------------       ------------   -----------------

Ampal Development           Subsidiary of      Israel                90%(1)
(Israel) Ltd.               Ampal (Israel)
                            Ltd.

Ampal Enterprises Ltd.      Subsidiary of      Israel                99.9%(2)
                            Ampal
                            Development
                            (Israel) Ltd.

Ampal Financial             Subsidiary of      Israel                51%(3)
Services Ltd.               Ampal (Israel)
                            Ltd.

Ampal Holdings (1991),      Subsidiary of      Israel                99%(4)
Ltd.                        Ampal Industries,
                            Inc.

Ampal Industries,           Subsidiary         Delaware             100%
Inc.

Ampal Industries            Subsidiary of      Israel               100%
(Israel) Ltd.               Ampal Industries,
                            Inc.

Ampal (Israel) Ltd.         Subsidiary         Israel               100%

Ampal Properties            Subsidiary         Israel                99%(5)
Ltd.                        Ampal Industries,
                            (Israel) Ltd.

Ampal Sciences, Inc.        Subsidiary         Delaware             100%

Country Club                Subsidiary of      Israel                51%
Kfar Saba Ltd.              Ampal
                            Industries,
                            Inc.

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                                                                Percentage
                                                             Voting Securities
     Name of               Relationship         State of          Owned by
     Company                 to Ampal         Organization    Immediate Parent
     -------               ------------       ------------    ----------------

Nir Ltd.                    Subsidiary of      Israel                99.93%
                            Ampal Holdings
                            (Israel) Ltd.

Paradise Mattresses         Subsidiary of      Israel                85.1%
(1992) Ltd.                 Ampal
                            Properties
                            Ltd.

Pri Ha'emek (Canned         Subsidiary of      Israel                74.9%
and Frozen Food) 88 Ltd.    Ampal
                            Industries,
                            Inc.







(1)  The remaining 10% of the voting securities is owned by Ampal.

(2)  The remaining .1% is owned by Nir Ltd.

(3)  The remaining 49% is owned by Ampal.

(4)  The remaining 1% is owned by Ampal.

(5)  The remaining 1% is owned by Ampal (Israel) Ltd.